Exhibit 8.1

Significant Subsidiaries of the Registrant

Place of Incorporation
Subsidiaries
Yintech Financial Holdings Company Limited	British Virgin Islands
Yintech Gold Company Limited	British Virgin Islands
Yintech Ventures Company Limited	British Virgin Islands
Yintech Enterprise Company Limited	British Virgin Islands
Yintech Elements Company Limited	British Virgin Islands
Forthright International Holdings Limited	British Virgin Islands
OTS Capital Management (Cayman) Limited	Cayman Islands
Gold Master (HK) Company Limited	Hong Kong
Yintech Ventures (HK) Company Limited	Hong Kong
Yintech Enterprise (HK) Company Limited	Hong Kong
Yintech Elements (HK) Company Limited	Hong Kong
Forthright Financial Holdings (HK) Company Limited	Hong Kong
Forthright Securities (HK) Company Limited	Hong Kong
OTS Capital Management (HK) Limited	Hong Kong
Shanghai Ming Qin Information Technology Company Limited	People’s Republic of China
Shanghai Gold Master Network Financial Information Service Company Limited	People’s Republic of China
Shanghai Hai Fan Information Technology Company Limited	People’s Republic of China
Shanghai Die Xiao Information Technology Company Limited	People’s Republic of China
Shanghai Jin Yi Information Technology Company Limited	People’s Republic of China
Shanghai Yintech Investment Group Company Limited	People’s Republic of China
Shanghai Yin Sai Computer Technology Company Limited	People’s Republic of China
Shanghai Yin He You Information Technology Company Limited	People’s Republic of China
Shanghai Gold Master Network Technology Company Limited	People’s Republic of China
Shanghai Xie Luo Information Technology Company Limited	People’s Republic of China
Variable Interest Entity
Shanghai Ran Yu Information Technology Company Limited	People’s Republic of China
Shanghai Bei Xun Industrial Company Limited	People’s Republic of China
Guangdong Hong Feng Company Limited	People’s Republic of China
Dalian Shun Fu Hui Business Information Consulting Service Company Limited	People’s Republic of China